Exhibit 10.35

SECOND AMENDMENT TO HOTEL MANAGEMENT AGREEMENT
THIS SECOND AMENDMENT TO HOTEL MANAGEMENT AGREEMENT (this “Amendment”) is made as of this 12th date of August, 2013 by and between PLAYA CANA B.V., a company organized under the laws of the Netherlands (“Owner”), and ___________________, a limited liability company organized and existing under the laws of Nevis (“Operator”). The parties hereto are referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS:
A.Owner and Operator entered into that certain Hotel Management Agreement, effective as from October 31, 2007, as amended by that certain First Amendment to Hotel Management Agreement, dated May 10, 2010 (as amended prior to the date hereof, the “Agreement”), pursuant to which Operator agreed to manage that certain hotel located at Cabeza de Toro; P.O. Box 68, Higuey, Provincia La Altagracia Republica Dominicana (the “Hotel”), and Owner, as the owner of the Hotel, agreed to retain Operator as the manager of the Hotel, in each case on and subject to the terms and conditions set forth in the Agreement. Capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Agreement.
B.Owner and certain affiliates of Owner, on the one hand, and Operator and certain affiliates of Operator, on the other hand, have entered into that certain Transaction Agreement, dated as of July 19, 2013 (the “Transaction Agreement”).
C.Pursuant to the Transaction Agreement, Operator and Owner have agreed to amend the Agreement on and subject to the terms and provisions hereof and the Transaction Agreement.
NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound hereby, do hereby agree as follows:
1.Recitals. The Recitals set forth above are true and correct and are incorporated herein by reference.
2.Transaction Agreement. Owner and Operator hereby agree that all of the covenants, conditions, agreements, representations and warranties contained in the Transaction Agreement (including in the case of Owner, the Playa Officer’s Certificate (as defined in the Transaction Agreement)) are hereby made a part of this Amendment and the Agreement to the same extent and with the same force and effect as if fully set forth herein and therein.
3.General Amendments. Owner and Operator hereby agree to amend the Agreement as follows:

(a)Definitions. The following definitions are hereby added to the Agreement at the end of Clause I thereof; provided, however, that to the extent any of the following terms are already defined in the Agreement, the applicable definitions set forth hereinbelow shall replace and supersede the applicable existing definitions in the Agreement:

""Agreement" shall mean this Agreement, as amended by that certain First Amendment to Hotel Management Agreement, dated May 10, 2010, the Amendment and as supplemented, amended or modified by the Transaction Agreement.
"Amendment" shall mean that certain Second Amendment to Management Agreement between Owner and Operator dated as of August 12, 2013.
"Brand Name" shall mean "Dreams".
"Event of Default" shall mean the occurrence of any of the events described in Section 11.1 of the Agreement.
"GAAP" shall mean generally accepted accounting principles, consistently applied.
"Group Management Agreements" shall collectively mean this Agreement and the management, marketing, reservation, booking, services and similar agreements between any Owner Party, on the one hand, and any Operator Party, on the other hand, which may relate to the Hotel or any other hotel owned, directly or indirectly, by any Owner Party and managed or operated by any Operator Party, or with respect to which any Operator Party provides marketing, booking or similar services, in each case pursuant to written agreements with any Owner Party.
"Liquid Assets" shall mean (i) unrestricted assets in the form of cash or cash equivalents which are immediately available for use, and (ii) funds readily available under credit lines (a) which may be used to satisfy any NewCo payment obligations as expressly set forth in the Group Management Agreements, and (b) as to which all conditions to the ability to draw such funds have been satisfied (other than administrative conditions (e.g., the delivery of a draw notice) which are entirely within the sole control of NewCo).
"Liquid Assets Requirement" shall initially mean $50,000,000; provided, however, the "Liquid Assets Requirement" shall be reduced on a dollar for dollar basis by an amount equal to the amount of any termination fees actually received by any Operator Party under and pursuant to any Group Management Agreement, but in no event shall the "Liquid Assets Requirement" be reduced below $25,000,000.

"Marketing Services Agreement" shall mean that certain Marketing Services Agreement between Operator and Perfect Tours N.V., a company organized under the laws of the Netherlands Antilles, dated as of dated as of May 6, 2010, effective as of December 15, 2008, as amended by that certain First Amendment to Marketing Services Agreement, dated as of August 12, 2013.
"Net Worth" shall mean, as of any given date, (x) the total assets of NewCo as of such date, less (y) NewCo’s total liabilities as of such date, each as determined in accordance with GAAP.
"Net Worth Requirement" shall mean $250,000,000.00.
''NewCo" shall mean Playa Hotels & Resorts B.V. a private limited company incorporated in the Netherlands, the owner, directly or indirectly, of one hundred percent (100%) of the ownership interests in Owner.
"Operator Parties" shall collectively mean Operator and all affiliates of Operator.
"Owner Parties" shall collectively mean Owner and all affiliates of Owner.
"Party or Parties shall mean any party or parties, respectively, to the Agreement.
"Person" shall mean any individual corporation, partnership, limited liability company, joint venture, estate, trust, unincorporated association, any other person or entity, and any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.
"Room Sales Agreement" shall mean that certain Marketing and Sales Service Contract of Hotel Rooms between Owner and Perfect Tours N.V., dated as of January 6, 2009 and effective December 15, 2008.
"Term" shall mean the Initial Term, as renewed or extended in accordance with the terms and provisions of this Agreement.
"Transaction Agreement" shall mean that certain Transaction Agreement among Owner, and certain affiliates of Owner, on the one hand, and Operator, and certain affiliates of Operator, on the other hand, dated as of July 19, 2013.

(b)Events of Default.
(i)The introductory paragraph to Section 11.1 of the Agreement is hereby deleted in its entirety and replaced with the following:
"The occurrence of any of the following, and only the occurrence of any of the following, events described in this Section 11.1 shall constitute an "Event of Default" hereunder. Upon the occurrence of an Event of Default, the non-defaulting Party shall have all rights and remedies available to such Party hereunder, including, without limitation, the right to terminate this Agreement. In addition, the non-defaulting Party shall have the right to seek and recover damages and the right to exercise all rights and remedies available at law or in equity, including, without limitation, the right to seek specific performance, to obtain a temporary restraining order or to seek an injunction. Any such actions taken by the non-defaulting Party shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as the non-defaulting Party may determine in its sole discretion, to the fullest extent permitted by law or equity, without impairing or otherwise affecting the other rights and remedies of the non-defaulting Party permitted by law, equity or contract or as set forth in this Agreement. The Parties acknowledge and agree that any Event of Default hereunder by any Party will result in immediate and irreparable harm to the non defaulting Party. For the avoidance of doubt, the calculation of any damages payable to Operator in the event this Agreement is terminated on account of an Owner Event of Default shall take into consideration the incentive and base fees paid to Services Provider under the Marketing Services Agreement."
(ii)Section 11.1 of the Agreement is hereby amended as follows: (A) the word "or" at the end of Section 11. 1.c is hereby deleted, (B) a";" is hereby inserted in place of the "." at the end of Section 11.1.d and (C) the following new Sections 11.1.e, f, g, h, i, j , k and 1 are hereby added in alphabetical order to Section 11.1:

e.     Any "Default" or "Event of Default" by Owner or any other Owner Party under the Transaction Agreement or any Group Management Agreement, respectively;
f.Any termination of this Agreement by any Party hereto which is not based on an express termination right set forth herein;
g.any Party commits an Event of Default as defined or described elsewhere in this Agreement;

h.any breach by Operator of Section 13.1 of this Agreement;

i.any breach by Owner of Section 13.2 of this Agreement;

j.any breach by NewCo of the second sentence of Clause XXVIII hereof;

k.any termination without Operator's consent (not to be unreasonably withheld or delayed taking into account the circumstances relating to any request for such termination) of the Room Sales Agreement which termination results in a termination the Marketing Services Agreement; or

l.any claim by Owner that this Agreement has been, is or will be, terminated, but only if (x) such claim is made in bad faith, and (y) there is no reasonable basis pursuant to the express terms and provisions of this Agreement to support such termination of this Agreement by Owner."
(iii) The following paragraph is hereby added to the end of Section 11.1
" In the event Owner or any Owner Party becomes aware of any default by Operator that would give rise to an Operator Event of Default hereunder and fails to notify Operator of such default within ninety (90) days following the date on which Owner first becomes aware of such default, then Owner shall be deemed to have waived the right, and shall be estopped from asserting, that such default constitutes an Operator Event of Default hereunder."

(c)     Operator Right to Continue Performance. The following section is hereby added to the Agreement as Section 11.3 of the Agreement:
"11.3 Right to Continue Performance. If Owner has notified Operator in writing of an alleged default by Operator under Section 11.1 of this Agreement, Operator shall have a period of twenty (20) business days thereafter in which to send Owner written notice (the "Dispute Notice") that Operator in good faith disputes (the "Dispute") the occurrence of such default. Upon sending or receiving the Dispute Notice, Owner or Operator, respectively, shall have the right to institute arbitration proceedings in accordance with Clause XIV hereof. Until the earlier to occur of (x) such Dispute being finally determined by an arbitration panel in accordance with Clause XIV hereof, and (y) such Dispute being finally resolved by the Parties (as determined by each Party in its sole and absolute discretion), and notwithstanding any rights or remedies of Owner at law or in equity, Owner and Operator hereby agree that Operator shall have the right (but not the obligation) to continue to manage the Hotel, and otherwise perform its duties and obligations hereunder, subject to and in accordance with this Agreement, and Operator shall be paid all fees and other sums payable to Operator hereunder in connection therewith as and when the same become due and payable in accordance with this Agreement. Any breach by Owner of this Section 11.3 shall constitute an immediate Owner Event of Default hereunder. Notwithstanding anything contained in this Section 11.3 to the contrary, the Parties acknowledge and agree that notwithstanding the determination of such Dispute by an arbitration panel in accordance with Clause XIV, such determination shall not (1) prevent any Party from pursuing its rights and remedies hereunder to the extent provided pursuant to Section 18.2 hereof and (2) constitute a final resolution of any dispute arising under the Transaction Agreement.”
(d)Notices. Sections 16.1, 16.2 and 16.3 of the Agreement are hereby deleted in their entirety and replaced with the following:
"16.1 Formalities and Delivery. All notices, consents, approvals and requests required or permitted hereunder (each, a "Notice") shall be given in writing and shall be effective for all purposes if either hand delivered with receipt acknowledged, or by a nationally recognized overnight delivery service (such as Federal Express), or by certified or registered United States mail, return receipt requested, postage prepaid, or by facsimile and confirmed by facsimile answer back, in each case addressed as follows (or to such other address or person as a party shall designate from time to time by notice to the other party):

If to Operator:    _________________________

With a copy to:    _________________________
_________________________
_________________________
_________________________
_________________________

If to Owner:    c/o Playa Management USA, LLC
3950 University Drive, Suite 301 Fairfax, Virginia 22030 USA Attention: Bruce Wardinski Telecopier: (571) 529-6050

With a copy to:    c/o Playa Management USA, LLC
3950 University Drive, Suite 301 Fairfax, Virginia 22030 USA Attention: General Counsel Telecopier: (571) 529-6050
A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a business day; in the case of overnight delivery, upon the first attempted delivery on a business day; or in the case of facsimile, upon the confirmation of such facsimile transmission.
(e)Applicable Law. Clause XVIII of the Agreement is hereby deleted in its entirety and replaced with the following:
"ARTICLE XVIII
APPLICABLE LAW. JURISDICTION AND COMPETENT COURTS
18.1Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed wholly within the State of Delaware, without considering the principals of conflicts of laws.
18.2JURISDICTION AND COMPETENT COURTS. ANY LEGAL SUIT, ACTION OR PROCEEDING THAT HAS AS ITS OBJECT ONLY A TEMPORARY RESTRAINING ORDER, INJUNTIVE RELIEF OR THE ENFORCEMENT OF THE ARBITRATION RULING ISSUED IN ACCORDANCE WITH PROVISIONS OF CLAUSE XV HEREOF AND ITS FULL AND TIMELY PERFORMANCE SHALL BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN NEW YORK COUNTY, NEW YORK AND EACH PARTY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND EACH PARTY    HEREBY    IRREVOCABLY    SUBMITS    TO    THE

JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. OPERATOR DOES HEREBY DESIGNATE AND APPOINT NATIONAL CORPORATE RESEARCH, LTD. AT 10 EAST 40TH STREET, 10TH FLOOR, NEW YORK, NEW YORK 10016, AND OWNER DOES HEREBY DESIGNATE AND APPOINT CORPORATION SERVICE COMPANY, 1180 AVENUE OF THE AMERICAS, SUITE 210, NEW YORK, NEW YORK 10036, AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE OF SUCH PARTY MAILED OR DELIVERED TO SUCH PARTY IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON SUCH PARTY, IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. EACH PARTY (i) SHALL GIVE PROMPT NOTICE TO THE OTHER PARTIES OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (ii) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH OFFICE SHALL BE DESIGNATED AS THE ADDRESS FOR SERVICE OF PROCESS), AND (iii) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR. EXCEPT AS PROVIDED IN CLAUSE XIV, THE PARTIES EXPRESSLY WAIVE THE VENUE OF ANY OTHER JURISDICTION THAT MAY CORRESPOND TO THEM BY VIRTUE OF THEIR DOMICILE, NATIONALITY OR ANY OTHER REASON."
(f)Confidentiality.
(1)The proviso set forth in Clause XXIII of the Agreement is hereby deleted in its entirety and replaced with the following:
"; provided, however, subject to the immediately succeeding two paragraphs, that such information may be disclosed to the Owner's or Operator's accountants, attorneys, consultants, advisors, service companies, potential buyers, existing or potential shareholders and equity investors, and existing or potential providers of financing, provided (i) such permitted recipients have been informed of the confidentiality of all such information and have been instructed to treat such information as strictly confidential; and (ii) such permitted recipients have agreed to preserve the confidentiality of all such information."
(2)The following two paragraphs are hereby added to the end of Clause XXIII of the Agreement:
"Notwithstanding anything contained herein to the contrary, no Party hereto or any of its respective employees, directors, equity holders, representatives, agents, or affiliates shall, without the prior written consent of the other Party hereto, make any announcement or disclosure to any person or entity of the terms or provisions of the Transaction Agreement or the Amendment, other than (A) to such Party's (or its affiliate's) advisors, representatives, existing providers of financing, existing shareholders or existing equity investors (and in the case of Operator, the Mullen Family, L.P. and its equity investors), provided such recipient of such information, prior to any disclosure of such information to such recipient, is either bound by a duty of confidentiality or acknowledges in writing the confidential nature of such information and agrees in writing to keep such information confidential (for the avoidance of doubt, an investors' agreement or investment agreement with shareholders and equity holders of NewCo containing confidentiality provisions restricting disclosures, which disclosure restrictions apply to the terms and provisions of the Transaction Agreement and the Amendment, that is entered into by such shareholder or equity holder for the benefit of NewCo shall constitute such shareholder's or equity holder's agreement in writing to keep such information confidential (each such investor's agreement or investment agreement is referred to herein as, a "Investors' Agreement")), (B) to such Party's prospective providers of financing, provided any such provider of financing acknowledges in writing the confidential nature of such information and agrees in writing to keep such information confidential, prior to any disclosure of such information to such provider of financing, (C) such Party's prospective shareholders or equity investor equity investors, provided any such shareholder or equity investor acknowledges in writing the confidential nature of such information and agrees in writing to keep such information confidential, prior to any disclosure of such information to any such shareholder or equity investor (for the avoidance of doubt, an Investors' Agreement that is entered into by such shareholder or equity holder of NewCo in favor of NewCo shall constitute such party's agreement in writing to keep such information confidential), (D) to any prospective purchaser of the Hotel in connection with a prospective sale of the Hotel in accordance with this Agreement, provided such prospective purchaser acknowledges in writing the confidential nature of such information and agrees in writing to keep such information confidential, prior to any disclosure of such information to such prospective purchaser, and (E) any public announcement or disclosure of such information in connection with any Party's financing, bond offering or initial public offering, provided (1) such public announcement or disclosure does not contain more information (or detail) than what is reasonably required in connection with such financing, bond offering or initial public offering, (2) such public announcement or disclosure (including the scope and detail thereof) is consistent with the disclosing Party's past practices for similar public announcements or disclosures, and (3) the disclosing Party affords the non-disclosing Party an opportunity to review and comment on the final draft of such public announcement or disclosure prior to the disclosing Party making such public announcement or disclosure (it being acknowledged and agreed that the non-disclosing Party shall not have any consent or approval rights with respect thereto so long as such public announcement or disclosure complies with the foregoing clauses (E)(l) and (E)(2)). Notwithstanding anything contained herein to the contrary, except (a) for disclosures to the Competitor Shareholder (as hereinafter defined), which disclosures, for the avoidance of doubt, shall be subject to the other terms and provisions of this Clause XXIII, or (b) in connection with a public announcement or disclosure permitted by the foregoing clause (E), in no event shall Owner or its employees, directors, equity holders, representatives, agents, or affiliates disclose the existence of the Transaction Agreement, the Amendment or the terms and provisions thereof, to any Competitor (as defined in the Transaction Agreement) or any direct or indirect owner of a hotel or resort that Operator or any of its affiliates, manages, operates or provides similar services, without Operator's prior written consent, which Operator may grant or withhold in its sole and absolute discretion. The "Competitor Shareholder" shall mean the international hotel brand that is a shareholder or equity holder of NewCo as of the date of the Amendment.
To the extent Owner's confidentiality obligations under the foregoing paragraph with respect to disclosures to a shareholder or an equity holder are satisfied via an Investors' Agreement only (i.e. in lieu of a separate confidentiality agreement), Owner covenants and agrees to (or, as applicable, to cause NewCo to) exercise (x) its rights under such Investors' Agreement to enforce the confidentiality provisions contained therein to prevent a disclosure by such shareholder or equity holder in breach of the foregoing paragraph; and (ii) its rights and remedies with respect to any disclosure by such shareholder or equity holder in breach of the foregoing paragraph; provided, however, that in the event of such a breach, Owner and NewCo shall be responsible to Operator and the Operator Parties on demand for, and Owner and NewCo each hereby agree to be responsible to Operator and the Operator Pai1ies on demand for, the actual losses, costs or damages, including, without limitation, reasonable legal fees and expenses, suffered or incurred by Operator or any Operator Party and directly arising from such breach."
(g)Intellectual Properly / Reporting Provisions. The following Clause XXVI is hereby added to the Agreement in numerical order:
"CLAUSE XXVI
Intellectual Property / Reporting Provisions
(1) The name of the Hotel shall be Dreams Palm Beach Resort and Spa, or such other name as may be agreed upon by the Parties in writing, provided such name shall always include the Brand Name. The Parties expressly acknowledge and agree that Operator's use of the Brand Name in connection with the Hotel shall not require the payment of any royalty fee by Owner to Operator or any of its affiliates. The name of the Hotel shall be used in all references to the Hotel. All rights in and to (i) the Brand Name and "_________________" (or any version thereof), and (ii) any logo, mark, design, or style (a) used in connection with the Brand Name from time to time and owned or licensed by Operator or its affiliates, or (b) owned or licensed by Operator or its affiliates and otherwise used in connection with the Hotel ((i) and (ii), collectively, the "Trademarks") shall be exclusively vested in Operator, and Owner shall not have any rights thereto. Owner shall not acquire any right, title or interest of any kind or nature whatsoever in the Trademarks or the goodwill associated therewith. In addition, Owner shall not contest the rights of Operator or its affiliates in respect of the Trademarks, including any additions or improvements to the Trademarks. Operator reserves the sole right and discretion to handle disputes and control actual or threatened litigation with third parties relating to any part of the Trademarks. If the name of the Resort includes the name "_________________" or "Dreams" or any other or additional brand, logo, mark, design, style or trade name in use by Operator from time to time, Owner shall not have any rights to such name. Operator may refer to the Hotel by such name in publications of its own activities not specifically connected with the Hotel. Operator shall also be entitled to promote the Hotel as an "______________" hotel and display "_______________" literature and literature from other Operator affiliated brands in the Hotel, as

Operator may determine in accordance with its group brand strategy from time to time during the Term of this Agreement.
(2)Owner acknowledges that Operator or one of its affiliates is or will become the owner or licensee of certain intellectual property, including (i) software owned or licensed by Operator or one of its affiliates and in use at one or more other hotels operated and managed by Operator or any of its affiliates and all source and object code versions thereof and all related documentation, flow charts, user manuals, listing and service/operator manuals, market information and any enhancements, modifications or substitutions thereof; (ii) trade secrets, know-how and other proprietary information relating to the operating methods, procedures and policies distinctive to the hotels operated and managed by Operator or any of its affiliates; (iii) customer information, customer lists, personal guest profiles and information regarding guest preferences from the hotels and resorts operated and managed by Operator or any of its affiliates; (iv) reports and other business or marketing plans; and (v) Trademarks, excluding in each case those items set forth in Paragraph (8)(a) and (b) below (collectively, the "Intellectual Property"). Operator may utilize the Intellectual Property in connection with the operation of the Hotel to the extent Operator deems appropriate for the purpose of carrying out its agreements and obligations hereunder, but neither such use nor anything contained in this Agreement shall confer any proprietary license or other rights in the Intellectual Property upon Owner, any of its affiliates or any third parties.
(3)Owner agrees that no right or remedy of Owner for any default of Operator hereunder, or the delivery of possession of the Hotel, shall confer upon Owner, or any Person claiming by or through Owner, the right to use the Intellectual Property in connection with the use or operation of the Hotel or otherwise. Upon the expiration or sooner termination of this Agreement, Owner shall return to Operator all Intellectual Property (including any Intellectual Property in digital form) received by Owner from or on behalf of Operator, if any, and shall not use the Intellectual Property. In the event of any breach of this covenant by Owner, Manager shall be entitled to relief by injunction and/or specific performance, and to all other available legal or equitable rights or remedies. The provisions of this Clause XXVI shall survive the expiration or sooner termination of this Agreement.
(4)Owner may not itself use the Trademarks or apply for registration of any rights in the Trademarks. Without Operator's prior written consent, which Operator may grant or withhold in its sole and absolute discretion, Owner may not use any of the Trademarks as all or part of its legal name or any other trade or assumed name under which Owner does business, and Owner shall disclose in any trade or assumed name filing that the Hotel is independently managed and that Owner has no ownership rights in the Trademarks. Owner shall not superimpose upon, associate with, or show in proximity to the Trademarks so as to alter or dilute them any other letter, word, design, symbol, or other matter of any kind, and Owner shall not combine any of the Trademarks with any other trademark, service mark or logo.
(5)Operator reserves the sole right and discretion to:
(a)determine how and on what materials the Trademarks may be used;
(b)require the signing of commercially reasonable secrecy agreements by Hotel personnel and third parties to protect the confidentiality and the proprietary nature of the Intellectual Property; and
(c)handle disputes and control actual or threatened litigation with third parties relating to any part of the Trademarks or the use, violation, infringement or dilution thereof.
(6)Operator, at its own expense, shall maintain in full force and effect throughout the Term of this Agreement: (x) its legal existence, and (y) its (or its applicable affiliate's) rights (whether by ownership or license) in and to the Trademarks as necessary for it to timely observe and perform in all material respects all of the terms and conditions of this Agreement.
(7)Operator shall indemnify, defend and hold harmless Owner and its affiliates, and their respective shareholders, trustees, partners, members, beneficiaries, directors, officers, managers, employees, agents and representatives, and the successors and assigns of each of the foregoing, from and against any and all claims, demands, actions, penalties, suits and liabilities (including the reasonable and documented out-of-pocket cost of defense, settlement, appeal, reasonable attorneys' fees and disbursements and any other reasonable and documented out-of-pocket amounts required to be paid to third parties in connection with such matters) (collectively, "Claims") that are actually incurred by any of the indemnified parties to the extent arising from any Claim by any third party that any Trademark is not owned or licensed by Operator or its affiliates.

(8)Notwithstanding anything contained in this Agreement to the contrary, Operator's reporting obligations to Owner under this Agreement, including, without limitation, Section 7.4 of this Agreement, shall be limited to the following ( collectively, the "Permitted Information"):
(a)the statements specifically required by Section 7.4(b)(i) through (v) and Section 7.4(c) of this Agreement, and including a monthly report on the state of the Hotel's business and operative affairs in the immediately previous month and from the start of the corresponding Fiscal Year in form and substance to be reasonably agreed to by Owner and Operator under this Agreement;
(b)the Budget required pursuant to Section 3.5 of this Agreement;
(c)sales, marketing and other 1mtiatives engaged in by Operator that are specific to the operations of the Hotel;
(d)attendance by representatives of Operator at a quarterly meeting with representatives of Owner to discuss the financial performance and operations of the Hotel; which quarterly meeting shall be at a time and place reasonably acceptable to Owner and Operator; and
(e)reasonably prompt response by Operator to questions of Owner regarding the items described in the foregoing clauses (a) through (d).
In no event shall (A) the Permitted Information include, and Operator shall have the right to specifically exclude therefrom, and
(B) Operator shall have no obligation to provide to Owner, any Intellectual Property; provided, however, Operator acknowledges that the items (8)(a) and (b) above shall not constitute Intellectual Property. In addition, and notwithstanding anything contained herein to the contrary. Permitted Information shall specifically exclude (i) brand sales and brand marketing efforts, region and country marketing efforts and marketing efforts for the whole group of hotels subject to one or more Group Management Agreements, (ii) all information regarding any other properties managed by Operator or any other Operator Party and (iii) penetration and market share reports. For the avoidance of doubt, the only sales and marketing information required to be reported by Operator hereunder shall be specific to the Hotel (even if that information only represents a fraction of the Operator's sales and marketing efforts or business plan)."
(h)Financing Provisions. The following Clause XXVII is hereby added to the Agreement in numerical order:

"CLAUSE XXVII
Financing Provisions
Operator shall have the right at any time and from time to time without the consent of, but with prior notice to, Owner to collaterally assign this Agreement and all right, title and interest of Operator hereunder to, or to pledge, encumber, hypothecate or grant a security interest in this Agreement and all right, title and interest of Operator hereunder in favor of, any lender (each, a "Lender") providing financing (the "Financing") to Operator and/or any of the Operator Parties. Owner hereby acknowledges and agrees that upon any exercise by Lender of its rights and remedies with respect to the Financing, such Lender or its designee shall have the right to succeed to all right, title and interest of Operator in and to all management fees, incentive fees, base fees, fees, amounts and other sums as the same become due and payable to, or of the benefit of, Operator under this Agreement, and subject to any rights of Owner under this Agreement.
Owner covenants and agrees to obtain from any lender or mortgagee (each, a "Mortgagee") which holds a mortgage, security interest or other encumbrance (each, a "Mortgage") on the Hotel during the Term a recognition, non-disturbance and attornment agreement or, if applicable, a recognition, non-disturbance and attornment clause contained in the Mortgage, which shall (a) to the extent available and permissible in the applicable jurisdiction, be recordable in the jurisdiction in which the Hotel is located, and (b) provide that in the event of a foreclosure of such Mortgage (or a deed in lieu of foreclosure), (1) this Agreement shall not be terminated by reason of the foregoing, (2) Operator's right to occupy, operate and manage the Hotel pursuant to and in accordance with this Agreement without interference shall not be disturbed or impeded by any such Mortgagee or successor in interest to such Mortgagee, in each case for so long as Operator continues to perform in all material respects the obligations required to be performed by it pursuant to this Agreement and (3) Operator shall, if the successor owner of the Hotel by reason of such foreclosure or deed in lieu of foreclosure is a Responsible Owner, attorn to such Responsible Owner, subject to the terms and conditions of this Agreement, which attornment shall be effective without the execution and delivery of any document (other than such recognition, non-disturbance and attornment agreement, or, if applicable, Mo11gage); provided, however, that balance of the terms and provisions of any such recognition, non-disturbance attornment agreement, or if applicable, Mortgage, shall not negatively affect the foregoing recognition and non-disturbance provisions and shall not otherwise adversely affect Operator's rights, duties and obligations hereunder in any material respect. "
(i)    NewCo Guaranty. The following Clause XXVIII is hereby added to the Agreement in numerical order:

CLAUSE XXVIII
GUARANTY
"NewCo hereby joins in the execution of this Agreement for purposes of agreeing to be jointly and severally liable with Owner for the payment of (i) any Management Fees and Incentive Fees or other amounts payable to Operator under this Agreement, including, without limitation, any damages to Operator in the event this Agreement is terminated by Operator on account of an Event of Default by Owner, and (ii) the obligations described in the last paragraph of Clause XXIII, in each case as and when due and payable to Operator pursuant to this Agreement. At all times during the Term of this Agreement, NewCo hereby agrees to maintain (x) Liquid Assets equal to or greater than the then applicable Liquid Assets Requirement, and (y) a Net Worth equal to or greater than the Net Worth Requirement. Upon request by Operator, but not more than once per calendar quarter, NewCo shall provide evidence reasonably satisfactory to Operator that NewCo is in compliance with the Liquid Assets Requirement and the New Worth Requirement; it being acknowledged and agreed by the Parties that NewCo's internally prepared quarterly financial statements for the calendar quarter immediately preceding the date of such request certified by the chief financial officer of NewCo shall constitute evidence reasonable satisfactory to Operator for purposes of this Clause XXVIII. In no event shall NewCo have the right to (and NewCo hereby agrees not to), directly or indirectly assign, delegate or otherwise transfer its obligations and liabilities under this Clause XXVIII. Any purported, direct or indirect, assignment, delegation or other transfer of NewCo's obligations or liabilities under this Clause XXVIII, shall be an immediate Event of Default hereunder and shall be void ab initio. For the avoidance of doubt, nothing in this Clause XXVIII shall be deemed to restrict any direct or indirect transfers of interests in NewCo that are permitted pursuant to Section 6 of the Transaction Agreement and such direct or indirect transfers of interests in NewCo that are permitted pursuant to Section 6 of the Transaction

Agreement shall not constitute a breach of this Clause XXVIII. Notwithstanding anything contained in this Clause XXVIII to the contrary, this Clause XXVIII and NewCo's obligations hereunder shall automatically terminate upon the earlier to occur of the following, but only if all amounts then due and payable by NewCo pursuant to this Clause XXVIII have been paid in full: (i) the expiration or earlier termination of this Agreement in accordance with its terms, or (ii) without in any way limiting the terms, provisions and restrictions of Section 13.2 of this Agreement, the transfer of the Hotel to, and the assignment of this Agreement to and the assumption of this Agreement by, a successor owner, that is not a wholly-owned subsidiary of Owner, in each of the foregoing cases, in accordance with the express terms, provisions and restrictions of Section 13.2 of this Agreement. For the avoidance of doubt, in no event shall NewCo be liable for any obligations under this Agreement of any assignee of Owner described in the foregoing clause (ii) in accordance with the express terms, provisions and restrictions of Section 13 .2 of this Agreement."
4.Sophisticated Parties; Reasonable Terms.
(a)Each Party hereby represents, warrants and acknowledges that such Party
(i) is a sophisticated investor, familiar with transactions contemplated by the Agreement and this Amendment, (ii) has entered into the Agreement and this Amendment after conducting its own assessment of the alternatives available to it in the market, and after lengthy negotiations in which it has been represented by competent legal counsel of its choice and (iii) has read and understands the terms of the Agreement and this Amendment. Each Party also acknowledges and agrees that the rights of the other Parties under the Agreement and this Amendment are reasonable and appropriate, taking into consideration all of the facts and circumstances, including, without limitation, the risks incurred by the Parties in the transaction contemplated by the Agreement and this Amendment.
(b)No provision in the Agreement, this Amendment or in any other document executed in connection herewith or which is ancillary hereto, and no course of dealing between the Parties, shall be deemed to create any partnership or joint venture between any Owner, on the one hand, and Operator, on the other hand.
5.Representations and Warranties of Parties. Each Party hereto represents and warrants in favor of the other Parties as follows as of the date hereof:
(a)Such Party has been duly organized and is validly existing and in good standing under the laws of the state of its formation, with requisite power and authority, and all rights, licenses, permits and authorizations, governmental or otherwise, necessary to own its properties and to transact the business in which it is now engaged. Such Party is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its properties, business and operations.
(b)Such Party has taken all necessary action to authorize the execution, delivery and performance of this Amendment. This Amendment has been duly executed and delivered by such Party and the Agreement and this Amendment each constitute the legal, valid and binding obligations of such Party enforceable against such Party in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and general principles of equity. Neither the Agreement nor this Amendment is subject to, and such Party has not asserted, any right of rescission, set-off, counterclaim or defense.
(c)The execution, delivery and performance of the Agreement and this Amendment by such Party and the transactions contemplated thereby and hereby will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien upon any of the property of such Party pursuant to the terms of, any agreement or instrument to which such Party is a party or by which its property is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any governmental authority having jurisdiction over such Party or any of its properties, in each case which would materially and adversely affect the ability of such Party to perform its obligations under the Agreement (as amended by this Amendment). Any consent, approval, authorization, order, registration or qualification of or with any governmental authority required for the execution, delivery and performance by such Party of the Agreement or this Amendment has been obtained and is in full force and effect.
(d)There are no actions, suits or other proceedings at law or in equity by or before any governmental authority now pending or threatened against or affecting any such Party or its properties, which, if adversely determined, would have a material adverse effect on the performance by such Party of its obligations hereunder or under the Agreement.
(e)Such Party is not a party to any agreement or instrument or subject to any restriction which would reasonably be likely to adversely affect the ability of such Party to perform its obligations under the Agreement (as amended by this Amendment). Such Party is not in default in any respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which it or its properties are bound and which would materially and adversely affect the ability of such Party to perform its obligations under the Agreement (as amended by this Amendment).
(f)As of the date hereof, Owner represents and warrants that since January 1, 2013, Owner has not taken any action which would breach the covenants and agreements set fo11h herein, in the Agreement (as amended by this Amendment) or the Transaction Agreement, assuming such covenants and agreements had been in effect since January 1, 2013.

All of the representations and warranties in this Section 5 and elsewhere in this Amendment shall be true and correct as of the date hereof and shall survive the execution of this Amendment.
6.Owner Release and Covenant Not to Sue. Owner hereby releases and discharges, and covenants not to sue on or otherwise seek to enforce any personal obligation of, Operator or any of its officers, directors, employees, agents, representatives, subsidiaries, parents and affiliates and each of their successors and assigns from any and all claims, demands, damages, actions, causes of action, suits, debts, liabilities and obligations, liens, costs and expenses of every nature, character and description, known or unknown, accrued or not yet accrued, whether anticipated or unanticipated, which Owner now owns or holds, or has at any time heretofore owned or held or may at any time hereafter own or hold, by reason of any manner, cause or thing whatsoever existing as of the date hereof, and arising from, by reason of, in connection with or in any way related to this Amendment, the Agreement, the Transaction Agreement, any Apple Agreement (as defined in the Transaction Agreement) or the Hotel, including, but not limited to, any claim of duress, waiver or joint venturer negligence (including, without limitation, any of the alleged conduct set forth in those certain letters and other correspondence described on Exhibit N to the Transaction Agreement), except to the extent any such claim results from (x) the fraud of Operator or any other party released pursuant to this Section 6, or (y) any payment default of any Apple Entity under any Apple Agreement which (A) Owner and its affiliates do not have actual knowledge of prior to the execution and delivery of this Amendment, and (B) occurred following the date of the Transaction Agreement, but prior to the execution and delivery of this Amendment. Owner hereby represents, warrants, covenants and agrees in favor of Operator that there is no existing breach or default by Operator under the Agreement, and no conduct of Operator prior to the date hereof would constitute a breach of, nor provide Owner with any grounds to terminate the Agreement. Any breach by Owner of the foregoing release and covenant not to sue shall be an immediate Owner "Event of Default" under the Agreement.
7.Operator Release and Covenant Not to Sue. Operator hereby releases and discharges, and covenants not to sue on or otherwise seek to enforce any personal obligation of, Owner or any of its officers, directors, employees, agents, representatives, subsidiaries, parents and affiliates and each of their successors and assigns from any and all claims, demands, damages, actions, causes of action, suits, debts, liabilities and obligations, liens, costs and expenses of every nature, character and description, known or unknown, accrued or not yet accrued, whether anticipated or unanticipated, which Operator now owns or holds, or has at any time heretofore owned or held or may at any time hereafter own or hold, by reason of any manner, cause or thing whatsoever existing as of the date hereof, and arising from, by reason of, in connection with or in any way related to this Amendment, the Agreement, the Transaction Agreement, any Apple Agreement or the Hotel, including, but not limited to, any claim of duress, waiver or joint venturer negligence, except to the extent any such claim results from the fraud of Owner or any other party released pursuant to this Section 7. Operator hereby represents, warrants, covenants and agrees in favor of Owner that there is no existing breach or default by Owner under the Agreement, and no conduct of Owner prior to the date hereof would constitute a breach of, nor provide Operator with any grounds to terminate the Agreement. Any breach by Operator of the foregoing release and covenant not to sue shall be an immediate Operator "Event of Default" under the Agreement.

8.Owner Non-Disparagement. Owner hereby covenants and agrees that Owner and its affiliates shall not, directly or indirectly (including, for the avoidance of doubt, through an Owner Party), make any statement or other communication (whether written or verbal) that impugns or attacks the reputation or character of Operator or any Operator Party, or damages the goodwill of Operator or any Operator Party, which statements or other communications shall include, without limitation, any statement or communication to a third party of Owner's intention to, or possession of grounds to, terminate the Agreement; provided, however, that the provisions of this Section 8 shall not apply to (i) any statement or communication to the extent required by law, or (ii) any written statement of facts or circumstances filed with a court of competent jurisdiction in connection with any litigation arising out of the Agreement, this Amendment or the Transaction Agreement. Any breach by Owner or any Owner Party of this Section 8 shall be an immediate Owner Event of Default under the Agreement.
9.Operator Non-Disparagement. Operator hereby covenants and agrees that Operator and its affiliates shall not, directly or indirectly (including, for the avoidance of doubt, through an Operator Party), make any statement or other communication (whether written or verbal) that impugns or attacks the reputation or character of Owner or any Owner Party, or damages the goodwill of Owner or any Owner Party, which statements or other communications shall include, without limitation, any statement or communication to a third party of Operator's intention to, or possession of grounds to, terminate the Agreement; provided, however, that the provisions of this Section 9 shall not apply to (i) any statement or communication to the extent required by law, or (ii) any written statement of facts or circumstances filed with a court of competent jurisdiction in connection with any litigation arising out of the Agreement, this Amendment or the Transaction Agreement. Any breach by Operator or any Operator Party of this Section 9 shall be an immediate Operator Event of Default under the Agreement.
10.Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed wholly within the State of Delaware and without regard to conflict of laws principles.
11.Jurisdiction. ANY LEGAL SUIT, ACTION OR PROCEEDING THAT HAS AS ITS OBJECT ONLY A TEMPORARY RESTRAINING ORDER, INJUNCTIVE RELIEF OR THE ENFORCEMENT OF THE ARBITRATION RULING ISSUED IN ACCORDANCE WITH PROVISIONS OF CLAUSE XIV OF THE AGREEMENT AND ITS FULL AND TIMELY PERFORMANCE SHALL BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN NEW YORK COUNTY, NEW YORK AND EACH PARTY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. OPERATOR DOES HEREBY DESIGNATE AND APPOINT NATIONAL CORPORATE RESEARCH, LTD. AT 10 EAST 40TH STREET, 10TH FLOOR, NEW YORK, NEW YORK 10016, AND EACH OF OWNER AND NEWCO DO HEREBY DESIGNATE AND APPOINT CORPORATION SERVICE COMPANY, 1180 AVENUE OF THE AMERICAS, SUITE 210, NEW YORK, NEW YORK 10036, IN EACH CASE, AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW

YORK, NEW YORK AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE OF SUCH PARTY MAILED OR DELIVERED TO SUCH PARTY IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON SUCH PARTY, IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. EACH PARTY (i) SHALL GIVE PROMPT NOTICE TO THE OTHER PARTIES OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (ii) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH OFFICE SHALL BE DESIGNATED AS THE ADDRESS FOR SERVICE OF PROCESS), AND (iii) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR. EXCEPT AS PROVIDED IN CLAUSE XIV OF THE AGREEMENT, THE PARTIES EXPRESSLY WAIVE THE VENUE OF ANY OTHER JURISDICTION THAT MAY CORRESPOND TO THEM BY VIRTUE OF THEIR DOMICILE, NATIONALITY OR ANY OTHER REASON.
12.Modification, Waiver in Writing. No modification, amendment, extension, discharge, termination or waiver of any provision of the Agreement or this Amendment, nor consent to any departure by any Party therefrom, shall in any event be effective unless the same shall be in a writing signed by the Party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to or demand on any Party shall entitle such Party to any other or future notice or demand in the same, similar or other circumstances. Neither any failure nor any delay on the part of any Party in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege.
13.Waiver of Jury Trial. EACH PARTY HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE AGREEMENT OR THIS AMENDMENT, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH OR HEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY EACH PARTY HERETO, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY THE OTHER.
14.Headings / Exhibits. The Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose. The Exhibits and Schedules attached hereto, are hereby incorporated by reference as a part of this Amendment and the Agreement with the same force and effect as if set forth in the body hereof.

15.Severability. Wherever possible, each provision of the Agreement and this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Agreement or this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of the Agreement or this Amendment.
16.Prior Agreement. This Amendment, the Agreement (as amended hereby) and the Transaction Agreement contain the entire agreement of the Parties in respect of the transactions contemplated hereby, and all prior agreements, understandings and negotiations among or between such parties, whether oral or written, are superseded by the terms of this Amendment, the Agreement (as amended hereby) and the Transaction Agreement.
17.No Third Party Beneficiaries. This Amendment is solely for the benefit of the Parties hereto and nothing contained herein shall be deemed to confer upon anyone other than the Parties hereto any right to insist upon or to enforce the performance or observance of any of the obligations contained therein.
18.Assignment. Without the prior written consent of the other Party hereto, except as expressly set forth herein or in the Agreement (as modified by this Amendment), no Party shall have the right to assign this Amendment or the Agreement or its rights, titles, interests or obligations hereunder or thereunder. This Amendment shall be binding upon and shall inure to the benefit of the permitted successors and assigns of the Parties hereto, including, without limitation, any successor, transferee or subsequent owner of the Hotel that acquires the Hotel and assumes the Agreement and this Amendment or acquires the Hotel in a transaction that violates the restrictions on sales of the Hotel set forth in the Agreement (as modified by the Amendment).
19.Ratification. Except as expressly set forth herein, all terms and provisions contained in the Agreement shall remain in full force and effect and are hereby ratified and confirmed.
20.Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.
21.Conflict. In the event there is any direct conflict between the terms and provisions of this Amendment and the terms and provisions of the Transaction Agreement, the terms and provisions of this Amendment shall control. For purposes of this Section 21, a conflict shall not exist solely as a result of this Amendment containing a term or provision that not included in the Transaction Agreement, or the Transaction Agreement containing a term or provisions that is not included in this Amendment.
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IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first set forth above.

OWNER:
PLAYA CANA B.V., a company organized under the laws of the Netherlands
By:________________
Name: Bruce Wardinski
Title: Managing Director A
By: Playa Portfolio Holding B.V., as Managing Director B
By:________________
Name:
Title: Managing Director A
By:________________
Name:
Title: Managing Director B

OPERATOR:
By:________________
Name:
Title: